EXHIBIT 99.1

FINAL

Contacts:
Breanna Burkart/Anna Sussman
Directors, Investor Relations and Corporate Communications
Pharmion Corporation
720-564-9150

Pharmion Announces the Retirement of Board Member Jay Moorin;
Names Ed McKinley to Board of Directors

     BOULDER, Colo., October 15, 2004 – Pharmion Corporation (NASDAQ:PHRM) announced today the retirement of board member Jay Moorin and the election of Edward J. McKinley to its Board of Directors. Moorin is stepping down from Pharmion’s board in order to focus on the ongoing business of ProQuest, the venture capital firm he co-founded that was an early investor in Pharmion.

“We are grateful to Jay for providing Pharmion with his commitment and expertise during the critical early stages of this company’s growth and development,” said Patrick J. Mahaffy, Pharmion’s president and chief executive officer. “His experience in life sciences, corporate governance and business has added significant value to this company over the last three years.”

McKinley, a private investor based in London, also serves as a Senior Advisor to Warburg Pincus & Co. in New York; on the Advisory Boards of Englefield Capital, a private equity firm in London; and as an advisor to Buttonwood Capital Partners, a London hedge fund. McKinley will serve as the chairman of Pharmion’s audit committee.

“Ed brings a wealth of knowledge, expertise and insight to Pharmion’s Board of Directors,” said Patrick J. Mahaffy, Pharmion’s president and chief executive officer. “In addition to his strong background in finance, Ed brings tremendous global business experience to our board. I am honored that he chose to join Pharmion.”

During McKinley’s 20 years with Warburg Pincus, he held various roles including managing the firm’s private equity activity in Europe and serving on the firm’s Management Committee. Before joining Warburg Pincus, he was with McKinsey & Co. He graduated Phi Beta Kappa with honors from Stanford University and holds a graduate management degree from Yale University.

McKinley serves on the board of SBS Broadcasting SA (NasdaqNM: SBTV), a European TV and radio station operator in Amsterdam, and on the boards of several private companies. He also serves on the Executive Committee of the Board of Trustees of The American School in London; on the Advisory Board of the Yale Management School; and on the European Advisory Board for Stanford University. He is a member of The

Development Council for the Royal National Theatre in London and of the Yale President’s Council on International Activities.

Pharmion is a pharmaceutical company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. For additional information about Pharmion, please visit the company’s website at www.pharmion.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Pharmion’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include the status and timing or regulatory approvals for Thalidomide Pharmion 50mg and Vidaza; the impact of competition from other products under development by Pharmion’s competitors; the regulatory environment and changes in the health policies and structure of various countries; acceptance and demand for new pharmaceutical products and new therapies, uncertainties regarding market acceptance of products newly launched, currently being sold or in development; Pharmion’s ability to successfully acquire rights to, develop and commercialize additional pharmaceutical products; fluctuations in currency exchange rates, and other factors that are discussed in Pharmion’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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